UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2008

Dresser-Rand Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

10205 Westheimer Road, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 467-2221

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement for Vincent R. Volpe Jr., President and Chief Executive Officer

On June 11, 2008, Dresser-Rand Group Inc. (the "Company") entered into an amended and restated employment agreement (the "Agreement") with Vincent R. Volpe Jr., the Company’s President and Chief Executive Officer. Dresser-Rand Holdings, LLC was a party to Mr. Volpe’s original employment agreement and has signed this Agreement solely to acknowledge its consent and to waive any previous rights it had under the original agreement. Mr. Volpe's term of employment expires on June 10, 2011 but will be automatically extended for one additional year on June 11 of each year unless the Company provides timely written notice to the contrary. The term will expire upon Mr. Volpe's attainment of age 65 or his earlier termination under the Agreement. Mr. Volpe's annual base salary is to be no less than it was prior to June 11, 2008, and his total compensation will be reviewed by the Company's Board of Directors at least once every twelve months. Annual non-equity incentive compensation will be determined by the Board in accordance with the terms and conditions of the Company's Annual Incentive Plan.

If Mr. Volpe's employment is terminated by his death or disability, by the Company without cause (as defined in the Agreement) or by Mr. Volpe for good reason (as defined in the Agreement), then Mr. Volpe is entitled to receive payment equal to (i) two times his base salary; (ii) any earned but unpaid salary and payment for accrued but unused vacation days; (iii) any bonus previously earned in full but not yet paid for prior fiscal years; (iv) two times the target bonus opportunity for the termination year; and (v) continued insurance coverage for two years following such termination. Any restricted stock, restricted stock units, or other stock based awards shall become fully vested and any stock options shall become fully exercisable on the date of termination, and stock options will remain exercisable until the earlier of one year after the termination or the original term of the option. Mr. Volpe must execute a release of all claims arising out of his employment or termination as a condition to the receipt of the aforementioned payments.

Under the Agreement, Mr. Volpe may voluntarily terminate his employment with good reason provided that he has given proper notice and time for cure to the Company. The circumstances which constitute good reason are defined in the Agreement and are generally (i) a material adverse change in Mr. Volpe’s title, duties or responsibilities or a failure to reelect Mr. Volpe to the Company’s board of directors, (ii) notice by the Company within two years of a change in control (as defined in the Agreement) that the term of the Agreement will not be extended, (iii) a material reduction in compensation or benefits, (iv) a relocation of the Company’s principal office to a location over 50 miles from either Houston, Texas or any other location that Mr. Volpe has recommended as a location for the Company’s headquarters, (v) a material breach by the Company of one of the covenants in the Agreement, or (vi) if, after a change in control, the Company ceases to be publicly traded and Mr. Volpe is not assigned at the parent entity and in a similar position as prior to the change in control.

If Mr. Volpe's employment is terminated by the Company without cause or by Mr. Volpe with good reason within two years following a change in control, subject to the execution of a release of claims, Mr. Volpe shall receive the benefits specified in the previous paragraph, except that the base salary payment will be three times his base salary, the target bonus payment will be three times the greater of his target bonus and the highest bonus paid to him in the last three years, and the insurance coverage will be provided for three years. Any restricted stock, restricted stock units, or other stock based awards shall become fully vested and any stock options shall become fully exercisable as of the date of the change in control, and stock options will remain exercisable until the earlier of one year after the termination or the original term of the option.

If Mr. Volpe's employment is terminated by the Company for cause or by Mr. Volpe without good reason, he is solely entitled to receive any earned but unpaid salary and payment for accrued but unused vacation days through the date of termination and any bonus previously earned but not yet paid for prior fiscal years.

If Mr. Volpe's employment is terminated by the Company for cause or by Mr. Volpe without good reason, the Company may elect to enforce a covenant not to compete for up to three years following the termination. If the Company elects to enforce the covenant not to compete and Mr. Volpe executes a release of claims, the Company will pay Mr. Volpe's monthly salary, a monthly amount equal to one-twelfth of Mr. Volpe's target bonus opportunity for the termination year, and will continue Mr. Volpe's insurance coverage. If Mr. Volpe’s employment is terminated by the Company other than for cause or by Mr. Volpe with good reason, the non-compete agreement automatically applies for two years following the termination without any obligation to provide additional consideration. The covenant not to compete obligates Mr. Volpe to not:

(1)	engage in, or otherwise be employed by, in any manner, any other business or organization anywhere in the world which directly competes with the business of the Company;

(2)	solicit from any customer doing business with the Company as of Mr. Volpe's termination, business directly competitive with the business of the Company;

(3)
solicit from any potential customer of the Company business directly competitive with the business of the Company which has been the subject of a written or oral bid, offer or proposal by the Company; or

(4)	solicit the employment or services of, or hire, any person employed by or a consultant to the Company on the date of termination or six months prior to the date of termination.

Should any dispute or disagreement arise as to the interpretation, performance or subject matter of the Agreement, the Company and Mr. Volpe have agreed to submit to binding arbitration.

The Agreement also provides for gross-up payments under certain circumstances if compensation paid to Mr. Volpe would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or to additional tax under Section 409A of the Code.

The summary of the Agreement contained herein is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indemnity Agreement with Directors and Certain Executive Officers

On June 11, 2008, the Company entered into indemnity agreements with each of its directors and certain other executive officers (including the named executive officers listed in its proxy statement for its 2008 Annual Meeting of Stockholders).

The indemnity agreements provide, among other things, that the Company will indemnify such directors and executive officers to the fullest extent permitted by law for claims arising out of, or in connection with, the indemnitee's service to the Company if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification is subject to limitations and other conditions specified in the indemnity agreements.

The summary of the indemnity agreements contained herein is qualified in its entirety by reference to the form of indemnity agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, entered into as of June 11, 2008, by and between Dresser-Rand Group Inc. and Vincent R. Volpe Jr.
10.2	Form of Indemnity Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group Inc.

By:	/s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel and Secretary

DATED: June 12, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, entered into as of June 11, 2008, by and between Dresser-Rand Group Inc. and Vincent R. Volpe Jr.
10.2	Form of Indemnity Agreement.